EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RA MEDICAL SYSTEMS, Inc.

Ra Medical Systems, Inc. (hereinafter called the “Corporation,” a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is Ra Medical Systems, Inc.

SECOND: ARTICLE I of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“ARTICLE I.

The name of the Corporation is Catheter Precision, Inc.”

THIRD: The aforesaid amendment to the Certificate of Incorporation will take effect on the 17th day of August 2023.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation this 31st day of July 2023.

RA MEDICAL SYSTEMS, INC.

By:	/s/ David Jenkins
Name:	David Jenkins
Title:	Executive Chairman of the Board
and Interim Chief Executive Officer

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